FOR IMMEDIATE RELEASE

SmartFinancial, Inc. Completes Acquisition of Progressive Financial Group, Inc.

KNOXVILLE, Tenn., March 2, 2020 – SmartFinancial, Inc., Knoxville, Tennessee (“SmartFinancial”) (Nasdaq: SMBK), parent company of SmartBank, today announced the completion of its previously-announced acquisition of Progressive Financial Group, Inc. (“Progressive”), and Progressive’s wholly owned bank subsidiary, Progressive Savings Bank. Effective March 1, 2020, Progressive has been merged with and into SmartFinancial, and Progressive Savings Bank has been merged with and into SmartBank. Based on financial data as of December 31, 2019, the combined company has total consolidated assets of approximately $2.7 billion.

“We are very pleased to complete the merger with Progressive.  The opportunity allows us to expand our franchise in Tennessee and introduce the SmartBank brand to the Upper Cumberland region,” said SmartFinancial President and CEO, Billy Carroll.  ““We also look forward to integrating Progressive’s insurance agency as a new line of business across our entire footprint and providing greater resources to our clients.”
SmartFinancial Chairman Miller Welborn added, “We are excited to welcome Progressive’s clients, shareholders and team members to the SmartBank family. We also welcome Ottis Phillips to our SmartBank Board of Directors and we look forward to working with Ottis is the months ahead. Our entire SmartBank team is excited to enter this new market in Tennessee.”

SmartFinancial and SmartBank were advised by the law firm Alston & Bird LLP, and Keefe, Bruyette & Woods, Inc. served as financial advisor to SmartFinancial and SmartBank. Olsen Palmer LLC served as financial advisor to Progressive and Progressive Savings Bank, and Progressive and Progressive Savings Bank were advised by the law firm Baker, Donelson, Bearman, Caldwell & Berkowitz, PC.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007 and with completion of the Merger will have 35 branches across Tennessee, Alabama, and the Florida Panhandle. Recruiting the best people, delivering exceptional client service, strategic branching and acquisitions, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Forward-Looking Statements

Certain of the statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected returns and other benefits of the merger to shareholders. Such forward-looking statements, including statements regarding the intent, belief, or current expectations of SmartFinancial management regarding SmartFinancial’s strategic direction, prospects, or future results or the benefits of SmartFinancial’s recently completed acquisitions, are subject to numerous risks and uncertainties. Such factors include, among others, the risk that cost savings and revenue synergies anticipated from SmartFinancial’s recently completed acquisitions may not be realized or may take longer than anticipated to be realized; the risk that the integration of recently acquired institutions may be more expensive to complete than anticipated, including as a result of unexpected factors or events, or may prove more difficult than expected or may be delayed; reputational risk attendant to SmartFinancial’s recently completed acquisitions; disruption from recently completed acquisitions with customers, suppliers, or employee or other business relationships; the amount of costs, fees, expenses, and charges associated with SmartFinancial’s acquisitions; the dilution caused by SmartFinancial’s issuance of additional shares of its common stock as consideration for recently completed acquisitions; changes in management’s plans for the future; prevailing economic and political conditions, particularly in SmartFinancial’s market areas; credit risk associated with SmartFinancial’s lending activities; changes in interest rates, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in applicable laws, rules, or regulations; and other competitive, economic, political, and market factors affecting SmartFinancial’s business, operations, pricing, products, and services. Certain additional factors which could affect the forward-looking statements can be found in SmartFinancial’s report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the SEC and available on the SEC’s website at http://www.sec.gov. SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

Investor Contacts

William Y. (“Billy”) Carroll, Jr.
President and Chief Executive Officer
SmartFinancial, Inc.
Email: billy.carroll@smartbank.com
Phone: 865.868.0613

Ron Gorczynski
Executive Vice President
Chief Financial Officer
SmartFinancial, Inc.
Email: ron.gorczynski@smartbank.com
Phone: 865.437.5724

Media Contact

Kelley Fowler

Senior Vice President
Public Relations/Marketing
SmartFinancial, Inc.
Email: kelley.fowler@smartbank.com
Phone: 865.868.0611